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EXHIBIT 21.01 - SUBSIDIARIES OF THE REGISTRANT

INTERLAND, INC.
EXHIBITS TO FORM 10-K/A

                             Listing of Subsidiaries

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                                                                  STATE (OR JURISDICTION)   PERCENTAGE
                                                                         IN WHICH            OWNERSHIP
                          NAME                                         INCORPORATED        BY REGISTRANT
---------------------------------------------------------------   -----------------------  -------------
CommuniTech.Net, Inc.                                             Missouri                     100%

DialTone, Inc.                                                    Florida                      100%

iNNERHOST, Inc.                                                   Florida                      100%

HostPro, Inc.                                                     Delaware                     100%

Wazoo Web, Inc.                                                   Georgia                      100%

MEI California, Inc.                                              California                   100%

Micron Electronics (H.K.) Limited                                 Hong Kong                    100%

Micron Electronics Overseas Trading, Inc.                         Barbados                     100%

Micron Electronics International, Inc.                            Delaware                     100%

Micron Electronics Asia-Pacific Holdings, Inc.                    B.V.I.                       100%

Micron Electronics Asia-Pacific Operations, Inc.                  B.V.I.                       100%

iNNERHOST Holdings, Inc.                                          B.V.I.                       100%

Trellix Corporation                                               Delaware                     100%

Interland Government Contracting, Inc. (f/k/a Hostcentric, Inc.)  Delaware                     100%

Hostcentric Technologies, Inc                                     Delaware                     100%

WDC Holdco, Inc.                                                  Delaware                     100%
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